UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2021

INTEGRATED VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55681	82-1725385
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

73 Buck Road, Suite 2, Huntingdon Valley, PA	19006
(Address of principal executive offices)	(Zip Code)

215-613-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INTV	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Integrated Ventures, Inc. is filing this Amendment to its Current Report on Form 8-K, filed January 28, 2021 (the “Form 8-K”), to correct a typographical error in the text of Item 1.01. No other changes were made to the Form 8-K in this Amendment.

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement with BHP Capital NY, Inc.

On January  14, 2021, Integrated Ventures, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with BHP Capital NY, Inc. (the “Purchaser” or “Holder”), providing for the issuance and sale by the Company and the purchase by the Purchaser of shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) issued by the Company. Reference is made to a summary of certain terms of the Series C Preferred Stock set forth in Item 5.03 below in this Report.

Closings. Under the Agreement, the purchase price per share of Series C Convertible Preferred Stock is $1,000. The first closing date under the Agreement (“Closing”) was held on January 22, 2021, at which the Company sold, and the Purchaser purchased 750 shares of Series C Preferred Stock for $750,000. The Company also on that date issued 2,000,000 shares of its common stock to the Purchaser, as commitment shares.

“Event of Default” as defined in the Agreement means any of the following events: (i) the suspension, cessation from trading or delisting of the Company's Common Stock on the Principal Market for a period of two (2) consecutive trading days or more; (ii) the failure by the Company to timely comply with the reporting requirements of the Exchange Act (including applicable extension periods); (iii) the failure for any reason by the Company to issue Commitment Shares, Dividends or Conversion Shares to the Purchaser within three trading days; (iv) the Company breaches any representation, warranty, covenant or other term of condition contained in the definitive agreements between the parties; (v) the Company files for Bankruptcy or receivership or any money judgment writ, liquidation or a similar process is entered by or filed against the Company for more than $50,000 and remains unvacated, unbonded or unstayed for a period of twenty (20) calendar days; (vi) any cessation of operations by the Company or failure by the Company to maintain any assets, intellectual, personal or real property or other assets which are necessary to conduct its business; (vii) the Company loses the "bid" price for its Common stock on the Principal Market; (viii) if at any time the Common Stock is no longer DWAC eligible; (ix) the Company must have a registration statement covering the Preferred Shares declared effective by the SEC within one hundred eighty (180) days of the Effective Date hereof; (x) the Company must complete deposits to secure power supply contracts and purchase mining equipment within ninety (90) days from the Effective Date hereof; (xi) the Company is obligated to cooperate and provide the necessary information for the Purchaser to file the appropriate UCC filings to be filed promptly after each of the pieces of mining equipment is purchased as required under section (x) of this paragraph, giving Purchaser a priority lien on any and all said purchased mining equipment.; and (xii) any other event specifically listed as an Event of Default under any section in the Transaction Documents.

Indemnification of Purchaser. The Company has agreed to indemnify and hold the Purchaser and its respective directors, officers, shareholders, members, partners, employees and agents, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, incurred by reason of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).

Listing. The Company has agreed to promptly secure and maintain the listing of its common stock upon each national securities exchange or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance).

Registration Rights. The Agreement provides that the Company shall file a Registration Statement with the Securities and Exchange Commission (“SEC”) and have the Registration Statement declared effective by the SEC within 180 days of the first Closing.

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Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

		Principal		Total Offering Price/
Date	Title and Amount (1)	Purchaser	Underwriter	Underwriting Discounts
January 22, 2021	750 shares of Series C Preferred Stock.	BHP Capital NY, Inc.	NA	$750,000/NA
January 22, 2021	2,000,000 shares of common stock issued as commitment shares	BHP Capital NY, Inc.	NA	$150,000/NA

(1) The issuances of securities to lenders and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D promulgated by the SEC under the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 14, 2021, the Company filed a Certificate of Designation (“Certificate of Designation”) of the Series C Convertible Preferred Stock with the Nevada Secretary of State. The Company has authorized the issuance of an aggregate of 3,000 shares of the Series C Preferred Stock and at a closing held January 22, 2021, 750 shares of Series C Preferred Stock were issued to the Holder. [Reference is made to Item 1.01 above in this Report.] The Certificate of Designation was amended January 21, 2021 by the filing of an Amendment thereto with the Nevada Secretary of State restating the Certificate of Designation as amended thereby (filed as Exhibit 3.1(j) to this Report). The Company has agreed to file a Registration Statement with the SEC with respect to the Series C Preferred Stock and to have that Registration Statement declared effective within 180 days of February 22, 2021.

Terms of the Series C Convertible Preferred Stock

The number of authorized shares of the Series C Convertible Preferred Stock (the “Series C Preferred Stock”) authorized pursuant to the Certificate of Designation, as amended and filed January 21, 2021, is 3,000. Each share of Series C Preferred Stock has a par value of $0.001 per share and a stated value of $1,100 per share (the “Stated Value”). The shares of Series C Preferred Stock are convertible into shares of the Company’s common stock, par value $.001 per share (“common stock”), at a conversion price per share equal to $0.068 per share (the “Conversion Price”).

The holders of the Series C Preferred Stock shall have the right to vote together with holders of Common Stock, on an as “converted basis”, on any matter that the Company’s shareholders may be entitled to vote on, either by written consent or by proxy. Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series C Preferred Stock are entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the Stated Value per share for each share of Series C Preferred Stock held, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any junior securities. The Company is required to reserve for conversions 250% of the number of shares of common stock into which the Series C Preferred Stock is initially convertible. If the Company fails to deliver conversion shares, it is subject to penalties under the Certificate of Designation.

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The Conversion Price for the Series C Preferred Stock is subject to customary adjustments for stock dividends, and splits and combinations of shares, rights offerings and Fundamental Transactions (as defined) with respect to the common stock, all a s provided in the Certificate of Designation.

The Company has the right to redeem all (but not less than all) shares of the Series C Preferred Stock issued and outstanding at any time after the Original Issue Date, upon five (5) business days’ notice, at a redemption price per Series C Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the product of (i) the Premium Rate multiplied by (ii) the sum of (x) the Stated Value, (y) all accrued but unpaid dividends, and (z) all other amount due to the Holder pursuant to the Certificate of Designation and/or any Transaction Document including, but not limited to Late Fees, liquidated damages and the legal fees and expenses of the Holder’s counsel relating to the Certification of Designation, any other Transaction Document and/or the transactions contemplated thereunder. “Premium Rate” means (a) 1.10 if all of the Series C Preferred Stock is redeemed within ninety (90) calendar days from the issuance date thereof; (b) 1.15 if all of the Series C Preferred Stock is redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof; (c) 1.20 if all of the Series C Preferred Stock is redeemed after one hundred twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof; and (iv) each share of Series C Preferred Stock shall be redeemed on the Date that is one (1) calendar year from the date of its issuance (redemption after one (1) year, a Mandatory Redemption). If an Event of Default has existed at any time while the Series C Preferred Stock is outstanding, the Holder has the right to reject any Corporation Redemption request. In such event, the Company is required to transmit the Corporation Redemption Notice and Holder must provide its approval within five (5) calendar days. Absent express approval of the Holder within five (5) calendar days of the receipt of the Corporation Redemption Notice, such Corporation Redemption Notice will be deemed to have been rejected by the Holder.

“Permitted Liens” under the Certificate of Designation means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iv) Liens (a) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, and (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; and (v) any Liens for Permitted Indebtedness set forth in (i) and (ii) of the definition of Permitted Indebtedness provided as to “(ii)” of Permitted Indebtedness such Liens were in existence and not amended, supplemented and/or modified since the original issuance date any such Indebtedness was incurred.

THE FOREGOING SUMMARY DISCUSSION OF THE TERMS OF THE SECURITIES PURCHASE AGREEMENT AND CERTIFICATE OF DESIGNATION OF THE SERIES C PREFERED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TERMS SET FORTH IN SUCH AGREEMENT AND CERTIFICATE COPIES OF WHICH ARE FILED AS EXHIBITS TO THIS CURRENT REPORT. DEFINED TERMS USED IN THE DESCRIPTIONS OF THE SERIES C PREFERRED STOCK AND THE PUTCHASE AGREEMENT IN THIS CURRENT REPORT SHALL HAVE THE RESPECTIVE MEANINGS PROVIDED IN THOSE DOCUMENTS, AS APPLICABLE, UNLESS SPECIFICALLY DEFINED ABOVE IN THIS REPORT.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.36	Securities Purchase Agreement, dated as of January 14, 2021, between the Company and BHP Capital NY, Inc., LLC.

3.1(j)	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, filed January 20, 2021, as amended January 21, 2021.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Ventures, Inc.

Dated: January 29, 2021	By:	/s/ Steve Rubakh
	Name:	Steve Rubakh
	Title:	Chief Executive Officer

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